THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE
            HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN
                     THIS WARRANT EXCEPT AS HEREIN PROVIDED.

               VOID AFTER 5:00 P.M. EASTERN TIME, __________  , 2002

                                 FORM OF WARRANT

                               For the Purchase of

                        __________ Shares of Common Stock

                                       of

                       AMERICAN BIOGENETIC SCIENCES, INC.


1.       Warrant.

         THIS CERTIFIES THAT, in consideration of _______ and other good and valuable consideration, duly paid by or on behalf of __________ ("Holder"), as registered owner of this Warrant, to American Biogenetic Sciences, Inc. ("Company"), Holder is entitled, at any time or from time to time at or after the dates set forth in the vesting schedule set forth below (each a "Commencement Date"), and at or before 5:00 p.m., Eastern Time __________, 2002 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to _____________________________________________________
shares of Class A Common Stock of the Company ("Common Stock"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is initially exercisable at a price per share of Common Stock as follows: _______ with respect to ________ shares of Common Stock, _______ with respect to _______ shares of Common Stock, and of ______ with respect to ______ shares of Common Stock; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the applicable exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial applicable exercise price or the adjusted applicable exercise price, depending on the context, of a share of Common Stock. The term "Securities" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

         This Warrant shall be exercisable in three installments as follows: (i) this Warrant insofar as it represents the right to purchase _______ shares at ____ per share shall be exercisable as of the date hereof; (ii) this Warrant insofar as it represents the right to purchase _______ shares at ______ per share shall become exercisable, subject to the further provisions of this paragraph, on the seventh month anniversary of the date hereof; and (iii) this Warrant insofar as it represents the right to purchase _______ shares at _______ per share shall become exercisable, subject to the further provisions of this paragraph, on the thirteenth month anniversary of the date hereof. Once an installment shall become exercisable, it shall be deemed vested and fully earned and may not be terminated prior to the Expiration Date. This Warrant is one of a series of similar Warrants representing the right to purchase in the aggregate ________ shares of Common Stock and has been issued in connection with a Financial Advisory Agreement, dated as of August 13, 1998, between the Company and M.H. Meyerson & Co., Inc. ("MHM"). That agreement provides that either the Company or MHM may terminate the engagement by the Company of MHM thereunder upon 30 days' prior written notice. If that agreement is terminated by either party, then, effective upon such termination, all installments under this Warrant that have not yet become exercisable as of the effective date of such termination, shall expire and shall become null and void. Such termination, however, shall have no effect on that portion of the Warrant that has become exercisable and vested prior to the termination of such agreement.

2.       Exercise.

         2.1 Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Securities being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 Legend. Each certificate for Securities purchased under this Warrant shall bear a legend as follows, unless such Securities have been registered under the Securities Act of 1933, as amended ("Act"):

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

         2.3      Conversion Right.

                  2.3.1 Determination of Amount. In lieu of the payment of the Exercise Price in cash, the Holder shall have the right (but not the obligation) to convert any portion of this Warrant that has become exercisable, in whole or in part, into Common Stock ("Conversion Right"), as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common
Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrant being converted at the time the Conversion Right is exercised by (y) the Market Price. The "Value" of the portion of the Warrant being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Warrant being converted from (b) the Market Price of the Common Stock multiplied by the number of shares of Common Stock underlying the portion of the Warrant being converted. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  2.3.2 Exercise of Conversion Right. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date with respect to that portion of the Warrant to be converted and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the conversion section completed to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such conversion.

3.       Transfer.

         3.1 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         3.2 Restrictions Imposed by the Securities Act. This Warrant and the Securities underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Act, and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Securities has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state law.

4.       New Warrants to be Issued.

         4.1  Partial  Exercise  or  Transfer.  Subject to the  restrictions  in
Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Warrant has not been exercised or assigned.

         4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.       Registration Rights.

         5.1      Demand Registration.

                  5.1.1 Grant of Right. The Company, upon written demand ("Initial Demand Notice") of the Holder(s) of at least 51% of the Warrants comprising this series of similar warrants and/or the 400,000 underlying shares of Common Stock ("Majority Holders"), agrees to register on one occasion, all or any portion of the Warrants requested by the Majority Holders in the Initial Demand Notice and all of the Common Stock underlying the Warrants (collectively the "Registrable Securities"). On such occasion, the Company will file a Registration Statement covering the Registrable Securities within thirty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement declared effective promptly thereafter. If the Company fails to comply with the provisions of this Section 5.1.1, the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any and all incidental, special and consequential damages sustained by the Holder(s). The demand for registration may be made at any time during a period of six years commencing on the date hereof. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten days from the date of the receipt of any such Initial Demand Notice.

                  5.1.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including all filing fees payable to the National Association of Securities Dealers, Inc. but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to register or license to do business in such state, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand rights granted under Section 5.1.1 to remain effective until all of the Registrable Securities covered by such registration statement have been sold or are eligible for resale without restriction pursuant to Rule 144(k).


         5.2      "Piggy-Back" Registration.

                  5.2.1 Grant of Right. The Holder of this Warrant shall have the right for a period of six years commencing on January 1, 1999 to include the Registrable Securities as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering (the "Underwriter"), the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such Registrable

Securities shall not be sold by the Holders until 90 days after the registration statement for such offering has become effective; and provided further that, if any securities are registered for sale on behalf of other stockholders in such offering and such stockholders have not agreed to defer such sale until the expiration of such 90 day period, the number of securities to be sold by all stockholders in such public offering during such 90 day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company proposed to be sold by said selling stockholders, including all holders of the Registrable Securities.

                  5.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including any filing fees payable to the National Association of Securities Dealers, Inc., but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed regis tration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights to remain effective until all Registrable Securities thereunder have been sold, or are freely saleable, without restriction, under an exemption from the registration requirements. Nothing contained in this Warrant shall be construed as requiring any Holder to exercise this Warrant or any part thereof prior to the initial filing of any registration statement or the effectiveness thereof.

         5.3      General Terms

                  5.3.1    Indemnification.

                           (a) The Company shall  indemnify the Holder(s) of the
Registrable Securities to be sold pursuant to any registration statement hereunder and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holders or underwriters or persons deemed to be underwriters within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, in writing, for specific inclusion in such registration statement.

                           (b) If any action is brought  against a party hereto,
("Indemnified Party") in respect of which indemnity may be sought against the other party ("Indemnifying Party"), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

                           (c) If the indemnification or reimbursement  provided
for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or
(ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by a Holder exceed the profit, if any, earned by such Holder as a result of the exercise by him of the Warrants and the sale by him of the underlying shares of Common Stock.

                           (d)  The  rights  accorded  to  Indemnified   Parties
hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                  5.3.2 Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

                  5.3.3 Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each Underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or Underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and inde pendent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.


                  5.3.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s) selected by any Holders whose Registrable Securities are being registered pursuant to Section 5.1. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their shares and their intended methods of distribution.

                  5.3.5 Documents to be Delivered by Holder(s); Cooperation. Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling securityholders and shall otherwise cooperate with the Company's reasonable requests.

6.       Adjustments.

         6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

                  6.1.1 Stock Dividends, Split-Ups. If after the date hereof, and subject to the provisions of Section 7.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend or split-up, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

                  6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 7.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.


7.       Adjustments

         7.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

         7.1.1 Stock Dividends - Split-Ups. If, after the date hereof, and subject to the provisions of Section 7.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

         7.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

         7.1.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 7.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

         7.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 7.1.1 or Section 7.1.2 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation
(other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 7.1.1 or 7.1.2, then such adjustment shall be made pursuant to Sections

7.1.1, 7.1.2, 7.1.3 and this Section 7.1.4. The provisions of this Section 7.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

         7.1.5 Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         7.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

8. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted.

9.       Certain Notice Requirements.

         9.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 9.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         9.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 9 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         9.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

         9.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

10.      Miscellaneous.

         10.1 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

         10.2 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         10.3 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

         10.4 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         10.5 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 13th day of August, 1998.

                                     AMERICAN BIOGENETIC, SCIENCES, INC.



                                     By:
                                          Print Name:
                                          Print Title:

Form to be used to exercise Warrant:

American Biogenetic Sciences, Inc.
1275 Akron Street
Copaigue, New York  11726

Date:  _____________________, 19___

                  The  undersigned  hereby  elects  irrevocably  to exercise the within Warrant and to purchase ________ shares of Common Stock of _________________________ and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.


                                       --------------------------------------
                                       Signature


---------------------------
Signature Guaranteed

                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name              ________________________________________________________
                                            (Print in Block Letters)


Address           ________________________________________________________
Form to be used to assign Warrant:

                                   ASSIGNMENT


                  (To be executed by the registered Holder to effect a transfer of the within Warrant):

                  FOR  VALUE  RECEIVED,   ________________________________  does
hereby sell, assign and transfer unto _________________________________ the right to purchase _____________________ shares of Common Stock of _________________________________ ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.


Dated:____________________, 19___



                                     --------------------------------------
                                     Signature






                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.

                                   Schedule 1


                                           Number of
Name                                        Warrants
----                                        --------
Jeffrey Berg                                   2,000
Ronald I. Heller                             112,200
Martan & Co.                                 149,600
David Nagelberg                              112,200
Michael Silvestri                             20,000
Eugene Whitehouse                              4,000
                                  TOTAL      400,000